Exhibit 99.1

Century Communities Announces Stock Repurchase Program of Up to 4.5 Million Shares

Greenwood Village, Colorado (November 6, 2018) – Century Communities, Inc. (NYSE: CCS), a leading national homebuilder, today announced that its Board of Directors has authorized a stock repurchase program under which the Company may repurchase up to 4,500,000 shares of its outstanding common stock.

The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws. The actual manner, timing, amount and value of share repurchases under the stock repurchase program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s common stock, trading volume, other capital management objectives and opportunities, applicable legal requirements, and general market and economic conditions.

The Company intends to finance any stock repurchases through available cash and its revolving credit facility. Repurchases may also be made under a trading plan under Rule 10b5-1, which would permit shares to be repurchased when Century might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. There is no guarantee as to the number of shares that will be repurchased, and the stock repurchase program may be extended, suspended or discontinued at any time without notice at the Company’s discretion. As of October 31, 2018, the Company had approximately 30.8 million shares of common stock outstanding.

About Century Communities

Century Communities, Inc. (NYSE:CCS) is a top-10 U.S. homebuilder. Century is engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Colorado-based Company sells its Century Communities and Wade Jurney Homes in 15 states across the West, Mountain, Texas and Southeast U.S. regions and offers title and lending services in select markets through its Parkway Title, IHL Insurance Agency, and Inspire Home Loan subsidiaries. To learn more about Century Communities please visit www.centurycommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, ability to identify and acquire desirable land, availability of financing, the effect of interest rate and tax changes, reliance on contractors, and the other factors included in the Company’s most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Contact Information:
Investor Relations:
303-268-8398
InvestorRelations@CenturyCommunities.com